Exhibit 10.9

RING ENERGY, INC.

EXECUTIVE COMMITTEE CHARTER

(As Adopted January 23, 2013)

Purpose

The Executive Committee of Ring Energy, Inc., a Nevada corporation (the “Company”), is created and appointed by the Board pursuant to Section 1 of Article V of the Bylaws of the Company to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and implement the policy decisions of the Board.

Committee Membership

The Executive Committee should consist of no fewer than two members, as determined annually by the Board of Directors (the “Board”).  The Chairman of the Board shall be a member of the Executive Committee and shall act as Chairperson of the committee.  The Board may designate one or more directors as alternate members of the Executive Committee

Meetings

The Executive Committee shall meet as often as it determines to be necessary or appropriate.  The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Executive Committee shall be designated as the acting chair of the meeting.  The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Executive Committee meeting.  The draft agenda shall be reviewed and approved by the Executive Committee Chairperson (or acting chair) in advance of distribution to the other Executive Committee members.  Any background materials, together with the agenda, should be distributed to the Executive Committee members in advance of the meeting.  All meetings of the Executive Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Executive Committee, shall be duly filed in the Company records.  The Executive Committee shall report to the Board at the Board’s next meeting on any official actions it has taken since the last meeting of the Board.  At the request of the Board or as the Chairperson determines necessary, reports of meetings of the Executive Committee shall be made to the Board prior to its next regularly scheduled meeting.

Committee Authority and Responsibilities

The Executive Committee shall have the authority between regularly scheduled meetings of the Board to exercise all powers and authority of the Board, including without limitation the powers and authority enumerated in the Bylaws of the Company, excepting the reservations of authority set forth in items (a) through (e) of Section 1 of Article V of the Bylaws and as otherwise reserved exclusively to the Board by Nevada law or otherwise delegated to another committee of the Board.  The basic responsibility of the members of the Executive Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.  In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

Not in diminution of the general powers granted in foregoing paragraph, the Executive Committee shall have the following specific powers, which shall include, but not be limited to, the following:

a.

commit to or effect any material asset acquisition or series of material asset acquisitions;

b.

commit to or otherwise agree to any exploitation plan or exploration plan and/or incur any capital costs associated therewith not already included in the current capital expenditure budget;

c.

commit to or incur any other expenditure or series of related expenditures, other than in the ordinary course of business;

d.

enter into any banking relationships on behalf of the Company, or create, incur, or assume any indebtedness other than in connection with a plan approved by the Board of Directors or Committee;

e.

guarantee the payment of money or the performance of any contract or other obligation of any person other than the Company, or any of the Company’s subsidiaries which could have a material effect on the Company;

f.

mortgage, pledge, assign in trust or otherwise encumber any property or assets, or assign any monies owed or to be owed, except for customary liens contained in or arising under operating or similar agreements executed by or binding on the Company;

g.

issue or repurchase any debt or equity securities;

h.

designate, hire or terminate any officer or other employee of the Company (exclusive of non-management, secretarial, ministerial positions, provided that any such person is employed on an “at-will” basis);

i.

adopt or establish an overhead budget or capital budget;

j.

amend an overhead budget in any material respect;

k.

amend a capital budget in any material respect;

l.

sell, lease, farm out, dispose of, or abandon any of the properties and assets of the Company, exclusive of properties, materials, supplies, equipment or other items of personal property disposed of in the ordinary course of business;

m.

commence a voluntary bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, custodian, or trustee for the purposes of winding up the affairs of the Company or any subsidiary of the Company;

n.

appoint the company’s independent petroleum engineers or outside independent financial auditors;

o.

amend, modify or change in any material respect any loan or credit document or any other material agreement to which the company is a party;

p.

make any loans or any advance payments of compensation or other consideration to any officer or other employee;

q.

compromise or settle any lawsuit, administrative matter or other dispute where  the Company, or any subsidiary of the Company may recover or might be obligated to pay to repair or replace property or assets damaged or destroyed as a result of an accident or other occurrence;

r.

enter into any hedging transaction;

s.

enter into any investment banking relationships on behalf of the Company, or sell or agree to sell all or any portion of any capital stock or other equity interest held by the Company, or any subsidiary of the Company;

t.

enter into any contract or agreement for the payment of any compensation, or the transfer of any assets or properties to, or the acquisition of any assets, properties, or services from, any officer, employee, director, shareholder, or any affiliate thereof;

u.

dispose of any subsidiary;

v.

designate the bank for the Company’s accounts to be maintained;

w.

enter into any direct sale of the Company, a merger, an exchange of interests, or other similar transaction; or

x.

take any action, authorize or approve, or enter into any binding agreement with respect to the foregoing.

Notwithstanding the foregoing, the following decisions related to the operation of the Company shall continue to require the approval of a majority of the Board of Directors, unless specifically within the authority of the Compensation Committee or other committees of the Board:

1.

The recommendation of the grant of stock options and, with respect to non-executive officers and directors of the Company, the approval of such grants. With respect to the grant of any stock option to executive officers and directors of the Company, in accordance with the charter of the Compensation Committee, all recommendations for such grants shall continue to be subject to the approval of the Compensation Committee. In this respect Messrs. McCabe and Rochford (or such other parties as may be designated by the Board) shall continue to serve as the members of the committee charged with the administration of the Company’s Stock Option Plan, and in such capacity, they shall have the authority to recommend the grants of stock options to persons eligible under the Stock Option Plan, and approve those grants made to parties not otherwise requiring the approval of the Compensation Committee.

2.

The approval (based upon such information as is deemed relevant, including, but not limited to advice from executive officers and department heads) of the compensation (including cash bonuses and bonuses in the form of stock options) of officers and employees of the Company (below the level of executive officers, directors and others whose compensation is required to be determined by the Compensation Committee).

3.

The approval, prior to public dissemination, of the release of any nonpublic information relating to the Company, including approval of any press release or similar disclosure.

The Executive Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Executive Committee shall annually review its own performance and provide to the full Board a report of its performance during the prior year.

This Executive Committee Charter was adopted by the Board of Directors on January 23, 2013.

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